Exhibit 10.1

RECEIVED
OCT 0 5 2016
Consigli Construction Co.

AIA® Document A133™ – 2009

Standard Form of Agreement Between Owner and Construction Manager as ***Constructor*** *where the basis of payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price*

AGREEMENT made as of the 10th day of August in the year 2016
(In words, indicate day, month and year.)

BETWEEN the Owner:
(Name, legal status and address)

ImmuCell Corp.
56 Evergreen Drive
Portland, ME 04103

and the Construction Manager:
(Name, legal status and address)

for the following Project:
(Name and address or location)

The Architect:
(Name, legal status and address)

Stantec
3 Columbia Circle, Suite 6
Albany, NY 12203-5158

The Owner's Designated Representative:
(Name, address and other information)

Elizabeth Williams
Vice President, Manufacturing Operations
ImmuCell Corp.
56 Evergreen Drive
Portland, ME 04103

The Construction Manager's Designated Representative:
(Name, address and other information)

David Thomas
Project Executive
Consigli Construction Co, Inc.

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15 Franklin Street
Portland, ME 04101

The Architect's Designated Representative:
(Name, address and other information)

Kevin J Merrikin
Managing Principal
Stantec
3 Columbia Circle, Suite 6
Albany, NY 12203-5158

The Owner and Construction Manager agree as follows.

TABLE OF ARTICLES

1 GENERAL PROVISIONS

2 CONSTRUCTION MANAGER'S RESPONSIBILITIES

3 OWNER'S RESPONSIBILITIES

4 COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES

5 COMPENSATION FOR CONSTRUCTION PHASE SERVICES

6 COST OF THE WORK FOR CONSTRUCTION PHASE

7 PAYMENTS FOR CONSTRUCTION PHASE SERVICES

8 INSURANCE AND BONDS

9 DISPUTE RESOLUTION

10 TERMINATION OR SUSPENSION

11 MISCELLANEOUS PROVISIONS

12 SCOPE OF THE AGREEMENT

ARTICLE 1 GENERAL PROVISIONS

§ 1.1 The Contract Documents

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to the execution of this Agreement, other documents listed in this Agreement, and Modifications issued after execution of this Agreement, all of which form the Contract and are as fully a part of the Contract as if attached to this Agreement or repeated herein. Upon the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal, the Contract Documents will also include the documents described in Section 2.2.3 and identified in the Guaranteed Maximum Price Amendment and revisions prepared by the Architect and furnished by the Owner as described in Section 2.2.8. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. If anything in the other Contract Documents, other than a Modification, is inconsistent with this Agreement, this Agreement shall govern.

§ 1.2 Relationship of the Parties

The Construction Manager accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and exercise the Construction Manager's skill and judgment in furthering the interests of the Owner; to furnish efficient construction administration, management services and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner's interests. The Owner agrees to furnish or approve, in a timely manner, information required by the Construction Manager and to make payments to the Construction Manager in accordance with the requirements of the Contract Documents.

§ 1.3 General Conditions

For the Preconstruction Phase, AIA Document A201™–2007, General Conditions of the Contract for Construction, shall apply only as specifically provided in this Agreement. For the Construction Phase, the general conditions of the contract shall be as set forth in A201–2007, which document is incorporated herein by reference. The term "Contractor" as used in A201–2007 shall mean the Construction Manager.

ARTICLE 2 CONSTRUCTION MANAGER'S RESPONSIBILITIES

The Construction Manager's Preconstruction Phase responsibilities are set forth in Sections 2.1 and 2.2. The Construction Manager's Construction Phase responsibilities are set forth in Section 2.3. The Owner and

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Construction Manager may agree, in consultation with the Architect, for the Construction Phase to commence prior to completion of the Preconstruction Phase, in which case, both phases will proceed concurrently. The Construction Manager shall identify a representative authorized to act on behalf of the Construction Manager with respect to the Project.

§ 2.1 Preconstruction Phase

§ 2.1.1 The Construction Manager shall provide a preliminary evaluation of the Owner's program, schedule and construction budget requirements, each in terms of the other.

§ 2.1.2 Consultation

The Construction Manager shall schedule and conduct meetings with the Architect and Owner to discuss such matters as procedures, progress, coordination, and scheduling of the Work. The Construction Manager shall advise the Owner and the Architect on proposed site use and improvements, selection of materials, and building systems and equipment. The Construction Manager shall also provide recommendations consistent with the Project requirements to the Owner and Architect on constructability; availability of materials and labor; time requirements for procurement, installation and construction; and factors related to construction cost including, but not limited to, costs of alternative designs or materials, preliminary budgets, life-cycle data, and possible cost reductions.

§ 2.1.3 When Project requirements in Section 3.1.1 have been sufficiently identified, the Construction Manager shall prepare and periodically update a Project schedule for the Architect's review and the Owner's acceptance. The Construction Manager shall obtain the Architect's approval for the portion of the Project schedule relating to the performance of the Architect's services. The Project schedule shall coordinate and integrate the Construction Manager's services, the Architect's services, other Owner consultants' services, and the Owner's responsibilities and identify items that could affect the Project's timely completion. The updated Project schedule shall include the following: submission of the Guaranteed Maximum Price proposal; components of the Work; times of commencement and completion required of each Subcontractor; ordering and delivery of products, including those that must be ordered well in advance of construction; and the occupancy requirements of the Owner.

§ 2.1.4 Phased Construction

The Construction Manager shall provide recommendations with regard to accelerated or fast-track scheduling, procurement, or phased construction. The Construction Manager shall take into consideration cost reductions, cost information, constructability, provisions for temporary facilities and procurement and construction scheduling issues.

§ 2.1.5 Preliminary Cost Estimates

§ 2.1.5.1 Based on the preliminary design and other design criteria prepared by the Architect, the Construction Manager shall prepare preliminary estimates of the Cost of the Work or the cost of program requirements using area, volume or similar conceptual estimating techniques for the Architect's review and Owner's approval. If the Architect or Construction Manager suggest alternative materials and systems, the Construction Manager shall provide cost evaluations of those alternative materials and systems.

§ 2.1.5.2 As the Architect progresses with the preparation of the Schematic Design, Design Development and Construction Documents, the Construction Manager shall prepare and update, at appropriate intervals agreed to by the Owner, Construction Manager and Architect, estimates of the Cost of the Work of increasing detail and refinement and allowing for the further development of the design until such time as the Owner and Construction Manager agree on a Guaranteed Maximum Price for the Work. Such estimates shall be provided for the Architect's review and the Owner's approval. The Construction Manager shall inform the Owner and Architect when estimates of the Cost of the Work exceed the latest approved Project budget and make recommendations for corrective action.

§ 2.1.6 Subcontractors and Suppliers

The Construction Manager shall develop bidders' interest in the Project.

§ 2.1.7 The Construction Manager shall prepare, for the Architect's review and the Owner's acceptance, a procurement schedule for items that must be ordered well in advance of construction. The Construction Manager shall expedite and coordinate the ordering and delivery of materials that must be ordered well in advance of construction. If the Owner agrees to procure any items prior to the establishment of the Guaranteed Maximum Price, the Owner shall procure the items on terms and conditions acceptable to the Construction Manager. Upon the

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establishment of the Guaranteed Maximum Price, the Owner shall assign all contracts for these items to the Construction Manager and the Construction Manager shall thereafter accept responsibility for them.

§ 2.1.8 Extent of Responsibility

The Construction Manager shall exercise reasonable care in preparing schedules and estimates. The Construction Manager, however, does not warrant or guarantee estimates and schedules except as may be included as part of the Guaranteed Maximum Price. The Construction Manager is not required to ascertain that the Drawings and Specifications are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, but the Construction Manager shall promptly report to the Architect and Owner any nonconformity discovered by or made known to the Construction Manager as a request for information in such form as the Architect may require. The Construction Manager has rendered and will render opinions, advice and recommendations to the Owner and the Architect as value engineering in order to help reduce the overall cost. By doing so, the Construction Manager has not assumed any of the duties or obligations of the Owner or Architect with respect to design. The final decision as to the use of any opinions, advice or recommendations supplied by the Construction Manger is, and remains, the responsibility of the Owner and Architect.

§ 2.1.9 Notices and Compliance with Laws

The Construction Manager shall comply with applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities applicable to its performance under this Contract, and with equal employment opportunity programs, and other programs as may be required by governmental and quasi governmental authorities for inclusion in the Contract Documents.

§ 2.2 Guaranteed Maximum Price Proposal and Contract Time

§ 2.2.1 At a time to be mutually agreed upon by the Owner and the Construction Manager and in consultation with the Architect, the Construction Manager shall prepare a Guaranteed Maximum Price proposal for the Owner's review and acceptance. The Guaranteed Maximum Price in the proposal shall be the sum of the Construction Manager's estimate of the Cost of the Work, including contingencies described in Section 2.2.4, and the Construction Manager's Fee.

§ 2.2.2 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Construction Manager shall provide in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

§ 2.2.3 The Construction Manager shall include with the Guaranteed Maximum Price proposal a written statement of its basis, which shall include the following:

- **.1** A list of the Drawings and Specifications, including all Addenda thereto, and the Conditions of the Contract;
- **.2** A list of the clarifications and assumptions made by the Construction Manager in the preparation of the Guaranteed Maximum Price proposal, including assumptions under Section 2.2.2, to supplement the information provided by the Owner and contained in the Drawings and Specifications;
- **.3** A statement of the proposed Guaranteed Maximum Price, including a statement of the estimated Cost of the Work organized by trade categories or systems, allowances, contingency, and the Construction Manager's Fee;
- **.4** The anticipated date of Substantial Completion upon which the proposed Guaranteed Maximum Price is based; and
- **.5** A date by which the Owner must accept the Guaranteed Maximum Price.

§ 2.2.4 In preparing the Construction Manager's Guaranteed Maximum Price proposal, the Construction Manager shall include its contingency factor of 3% for the Construction Manager's exclusive use to cover those costs considered reimbursable as the Cost of the Work but not included in a Change Order (the "Construction Contingency"). The Construction Contingency is not allocated to any particular item of the Cost of the Work, and is established for the Construction Manager's exclusive use as may be required for costs incurred in the Work from unforeseen causes or details which should have been anticipated by the Construction Manager at the time of the Owner's approval of the Guaranteed Maximum Price. Such unanticipated causes or details include but are not limited to, refinement of details of design within the scope of standards, quality and quantities which are reasonably

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inferable from the Guaranteed Maximum Price documents, the correction of minor defects not relating to design, delays in receipt of materials due to the fault of the Construction Manager, corrections in the Work provided the Construction Manager has exhausted all reasonable means to obtain correction of the same from the responsible Subcontractor, labor and material overruns, and additional costs relating to Subcontractor defaults, provided any such default is not due to the Owner's actions or failure to act. In the latter event, the Construction Manager shall be entitled to an appropriate adjustment in the Guaranteed Maximum Price in accordance with the terms of this Agreement. The Construction Manager may utilize the Construction Contingency for any items within the Cost of the Work without the necessity of a Change Order, without constituting a Change in the Work, and without resulting in any change in the Guaranteed Maximum Price. The Construction Manager will review all Construction Contingency expenditures with the Owner. All savings will accrue and be available for use in the same manner as the savings below the established Guaranteed Maximum Price, as it may be adjusted by Change Order.

§ 2.2.5 The Construction Manager shall meet with the Owner and Architect to review the Guaranteed Maximum Price proposal. In the event that the Owner and Architect discover any inconsistencies or inaccuracies in the information presented, they shall promptly notify the Construction Manager, who shall make appropriate adjustments to the Guaranteed Maximum Price proposal, its basis, or both.

§ 2.2.6 If the Owner notifies the Construction Manager that the Owner has accepted the Guaranteed Maximum Price proposal in writing before the date specified in the Guaranteed Maximum Price proposal, the Guaranteed Maximum Price proposal shall be deemed effective without further acceptance from the Construction Manager. Following acceptance of a Guaranteed Maximum Price, the Owner and Construction Manager shall execute the Guaranteed Maximum Price Amendment amending this Agreement, a copy of which the Owner shall provide to the Architect. The Guaranteed Maximum Price Amendment shall set forth the agreed upon Guaranteed Maximum Price with the information and assumptions upon which it is based.

§ 2.2.7 The Construction Manager shall not incur any cost to be reimbursed as part of the Cost of the Work prior to the commencement of the Construction Phase, unless the Owner provides prior written authorization for such costs.

§ 2.2.8 The Owner shall authorize the Architect to provide the revisions to the Drawings and Specifications to incorporate the agreed-upon assumptions and clarifications contained in the Guaranteed Maximum Price Amendment. The Owner shall promptly furnish those revised Drawings and Specifications to the Construction Manager as they are revised. The Construction Manager shall notify the Owner and Architect of any inconsistencies between the Guaranteed Maximum Price Amendment and the revised Drawings and Specifications.

§ 2.2.9 The Construction Manager shall include in the Guaranteed Maximum Price all sales, consumer, use and similar taxes for the Work provided by the Construction Manager that are legally enacted, whether or not yet effective, at the time the Guaranteed Maximum Price Amendment is executed.

§ 2.2.10 The Date of Commencement shall be fixed in a Notice to Proceed or issuance of all permits necessary for construction, whichever is later. The Date(s) of Substantial Completion of the Work shall be set forth in Exhibit A.

§ 2.2.11 The Construction Manager shall achieve Substantial Completion of the entire Work, or portions thereof as agreed, not later than the Date(s) of Substantial Completion set forth in Exhibit A. In the event that the Construction Manager shall fail to achieve Substantial Completion, subject to extensions of time to which it is entitled, Construction Manager shall be liable to Owner for liquidated damages of $6,000 per calendar day, provided that in no event shall the total amount of liquidated damages exceed an amount equal to the Construction Manager's Fee as set forth in Exhibit A. Recovery of such liquidated damages shall be the Owner's sole and exclusive remedy in the event of the Construction Manager's unexcused delay in achieving Substantial Completion.

§ 2.3 Construction Phase

§ 2.3.1 General

§ 2.3.1.1 For purposes of Section 8.1.2 of A201–2007, the date of commencement of the Work shall mean the date of commencement of the Construction Phase.

§ 2.3.1.2 The Construction Phase shall commence upon the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal or the Owner's issuance of a Notice to Proceed, whichever occurs earlier.

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§ 2.3.2 Administration

§ 2.3.2.1 Those portions of the Work that the Construction Manager does not customarily perform with the Construction Manager's own personnel shall be performed under subcontracts or by other appropriate agreements with the Construction Manager. The Owner may designate specific persons from whom, or entities from which, the Construction Manager shall obtain bids. The Construction Manager shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner shall then determine, with the advice of the Construction Manager and the Architect, which bids will be accepted. The Construction Manager shall not be required to contract with anyone to whom the Construction Manager has reasonable objection.

§ 2.3.2.2 If the Guaranteed Maximum Price has been established and when a specific bidder (1) is recommended to the Owner by the Construction Manager, (2) is qualified to perform that portion of the Work, and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Construction Manager may require that a Change Order be issued to adjust the Contract Time and the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Construction Manager and the amount and time requirement of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ 2.3.2.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. If the Subcontract is awarded on a cost-plus a fee basis, the Construction Manager shall provide in the Subcontract for the Owner to receive the same audit rights with regard to the Subcontractor as the Owner receives with regard to the Construction Manager in Section 6.11 below.

§ 2.3.2.4 If the Construction Manager recommends a specific bidder that may be considered a "related party" according to Section 6.10, then the Construction Manager shall promptly notify the Owner in writing of such relationship and notify the Owner of the specific nature of the contemplated transaction, according to Section 6.10.2.

§ 2.3.2.5 The Construction Manager shall schedule and conduct meetings to discuss such matters as procedures, progress, coordination, scheduling, and status of the Work. The Construction Manager shall prepare and promptly distribute minutes to the Owner and Architect.

§ 2.3.2.6 Upon the execution of the Guaranteed Maximum Price Amendment, the Construction Manager shall prepare and submit to the Owner and Architect a construction schedule for the Work and submittal schedule in accordance with Section 3.10 of A201–2007.

§ 2.3.2.7 The Construction Manager shall record the progress of the Project. On a monthly basis, or otherwise as agreed to by the Owner, the Construction Manager shall submit written progress reports to the Owner and Architect, showing percentages of completion and other information required by the Owner. The Construction Manager shall also keep, and make available to the Owner and Architect, a daily log containing a record for each day of weather, portions of the Work in progress, number of workers on site, identification of equipment on site, problems that might affect progress of the work, accidents, injuries, and other information required by the Owner.

§ 2.3.2.8 The Construction Manager shall develop a system of cost control for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes. The Construction Manager shall identify variances between actual and estimated costs and report the variances to the Owner and Architect and shall provide this information in its monthly reports to the Owner and Architect, in accordance with Section 2.3.2.7 above.

§ 2.4 Professional Services

Section 3.12.10 of A201–2007 shall apply to both the Preconstruction and Construction Phases.

§ 2.5 Hazardous Materials

Section 10.3 of A201–2007 shall apply to both the Preconstruction and Construction Phases.

ARTICLE 3 OWNER'S RESPONSIBILITIES

§ 3.1 Information and Services Required of the Owner

§ 3.1.1 The Owner shall provide information with reasonable promptness, regarding requirements for and limitations on the Project, including a written program which shall set forth the Owner's objectives, constraints, and criteria, including schedule, space requirements and relationships, flexibility and expandability, special equipment, systems sustainability and site requirements.

§ 3.1.2 Prior to the execution of the Guaranteed Maximum Price Amendment, the Construction Manager may request in writing that the Owner provide reasonable evidence that the Owner has made financial arrangements to fulfill the Owner's obligations under the Contract. Thereafter, the Construction Manager may only request such evidence if (1) the Owner fails to make payments to the Construction Manager as the Contract Documents require, (2) a change in the Work materially changes the Contract Sum, or (3) the Construction Manager identifies in writing a reasonable concern regarding the Owner's ability to make payment when due. The Owner shall furnish such evidence as a condition precedent to commencement or continuation of the Work or the portion of the Work affected by a material change. After the Owner furnishes the evidence, the Owner shall not materially vary such financial arrangements without prior notice to the Construction Manager and Architect.

§ 3.1.3 The Owner shall establish and periodically update the Owner's budget for the Project, including (1) the budget for the Cost of the Work as defined in Section 6.1.1, (2) the Owner's other costs, and (3) reasonable contingencies related to all of these costs. If the Owner significantly increases or decreases the Owner's budget for the Cost of the Work, the Owner shall notify the Construction Manager and Architect. The Owner and the Architect, in consultation with the Construction Manager, shall thereafter agree to a corresponding change in the Project's scope and quality.

§ 3.1.4 Structural and Environmental Tests, Surveys and Reports. During the Preconstruction Phase, the Owner shall furnish the following information or services with reasonable promptness. The Owner shall also furnish any other information or services under the Owner's control and relevant to the Construction Manager's performance of the Work with reasonable promptness after receiving the Construction Manager's written request for such information or services. The Construction Manager shall be entitled to rely on the accuracy of information and services furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 3.1.4.1 The Owner shall furnish tests, inspections and reports required by law and as otherwise agreed to by the parties, such as structural, mechanical, and chemical tests, tests for air and water pollution, and tests for hazardous materials.

§ 3.1.4.2 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; designated wetlands; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data with respect to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the information on the survey shall be referenced to a Project benchmark.

§ 3.1.4.3 The Owner, when such services are requested, shall furnish services of geotechnical engineers, which may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, seismic evaluation, ground corrosion tests and resistivity tests, including necessary operations for anticipating subsoil conditions, with written reports and appropriate recommendations.

§ 3.1.4.4 During the Construction Phase, the Owner shall furnish information or services required of the Owner by the Contract Documents with reasonable promptness. The Owner shall also furnish any other information or services under the Owner's control and relevant to the Construction Manager's performance of the Work with reasonable promptness after receiving the Construction Manager's written request for such information or services.

§ 3.2 Owner's Designated Representative

The Owner shall identify a representative authorized to act on behalf of the Owner with respect to the Project. The Owner's representative shall render decisions promptly and furnish information expeditiously, so as to avoid unreasonable delay in the services or Work of the Construction Manager. Except as otherwise provided in Section

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4.2.1 of A201–2007, the Architect does not have such authority. The term "Owner" means the Owner or the Owner's authorized representative.

§ 3.2.1 Legal Requirements. The Owner shall furnish all legal, insurance and accounting services, including auditing services, that may be reasonably necessary at any time for the Project to meet the Owner's needs and interests.

§ 3.3 Architect
The Owner shall retain an Architect to provide services, duties and responsibilities as described in an agreement between the Owner and the Architect. The Owner shall provide the Construction Manager a copy of the executed agreement between the Owner and the Architect, and any further modifications to the agreement.

ARTICLE 4 COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES

§ 4.1 Compensation

§ 4.1.1 For the Construction Manager's Preconstruction Phase services, the Owner shall compensate the Construction Manager as follows:

§ 4.1.2 For the Construction Manager's Preconstruction Phase services described in Sections 2.1 and 2.2:
(Insert amount of, or basis for, compensation and include a list of reimbursable cost items, as applicable.)

Preconstruction services and fees have been accounted for within separate Purchase Orders K14090 dated 06/29/16 and K14281 dated 08/11/16.

§ 4.1.3 If the Preconstruction Phase services covered by this Agreement have not been completed within one (1) month of the date of this Agreement, through no fault of the Construction Manager, the Construction Manager's compensation for Preconstruction Phase services shall be equitably adjusted.

§ 4.1.4 Compensation based on Direct Personnel Expense includes the direct salaries of the Construction Manager's personnel providing Preconstruction Phase services on the Project and the Construction Manager's costs for the mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, employee retirement plans and similar contributions.

§ 4.2 Payments

§ 4.2.1 Unless otherwise agreed, payments for services shall be made monthly in proportion to services performed.

§ 4.2.2 Payments are due and payable upon presentation of the Construction Manager's invoice. Amounts unpaid thirty (30) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Construction Manager.
(Insert rate of monthly or annual interest agreed upon.)

The prime rate charged by the Bank of America or its successor plus two percent (2%)

ARTICLE 5 COMPENSATION FOR CONSTRUCTION PHASE SERVICES

§ 5.1 For the Construction Manager's performance of the Work as described in Section 2.3, the Owner shall pay the Construction Manager the Contract Sum in current funds for the Construction Manager's performance of the Contract. The Contract Sum is the Cost of the Work as defined in Section 6.1.1 plus the Construction Manager's Fee.

§ 5.1.1 The Construction Manager's Fee:
(State a lump sum, percentage of Cost of the Work or other provision for determining the Construction Manager's Fee.)

The Construction Manager's Fee shall be 3.5% of the total Cost of the Work excluding preconstruction fees.

§ 5.1.2 The method of adjustment of the Construction Manager's Fee for changes in the Work:

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Compensation for Change Order adjustments to the Contract Sum above the Guaranteed Maximum Price will include 3.5% Fee, 1.4% General Liability Insurance, and 1.4% Subguard, for a total of 6.3% on the Cost of the Work.

§ 5.1.3 Limitations, if any, on a Subcontractor's overhead and profit for increases in the cost of its portion of the Work:

20%

§ 5.1.4 Rental rates for Construction Manager-owned equipment shall not exceed one hundred ten percent (110 %) of the market rate paid at the place of the Project.

§ 5.1.5 Unit prices, if any:
(Identify and state the unit price; state the quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price per Unit ($0.00)

§ 5.2 Guaranteed Maximum Price
§ 5.2.1 The Construction Manager guarantees that the Contract Sum shall not exceed the Guaranteed Maximum Price set forth in the Guaranteed Maximum Price Amendment, as it is amended from time to time. To the extent the Cost of the Work exceeds the Guaranteed Maximum Price, the Construction Manager shall bear such costs in excess of the Guaranteed Maximum Price without reimbursement or additional compensation from the Owner.
(Insert specific provisions if the Construction Manager is to participate in any savings.)

§ 5.2.1.1 In the event that the actual Cost of the Work, plus Construction Manager's Fee, is less than the Guaranteed Maximum Price, then Construction Manager and Owner agree that 100% of any such savings below the Guaranteed Maximum Price shall be returned to the Owner. Such savings shall be recognized by Change Order at Substantial Completion of the Work, and approved for payment on the succeeding Application for Payment.

§ 5.2.2 The Guaranteed Maximum Price is subject to additions and deductions by Change Order as provided in the Contract Documents and the Date of Substantial Completion shall be subject to adjustment as provided in the Contract Documents.

§ 5.3 Changes in the Work
§ 5.3.1 The Owner may, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions. The Owner shall issue such changes in writing. The Architect may make minor changes in the Work as provided in Section 7.4 of AIA Document A201–2007, General Conditions of the Contract for Construction. The Construction Manager shall be entitled to an equitable adjustment in the Contract Time as a result of changes in the Work.

§ 5.3.2 Adjustments to the Guaranteed Maximum Price on account of changes in the Work subsequent to the execution of the Guaranteed Maximum Price Amendment may be determined by any of the methods listed in Section 7.3.3 of AIA Document A201–2007, General Conditions of the Contract for Construction.

§ 5.3.3 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Section 7.3.3.3 of AIA Document A201–2007 and the term "costs" as used in Section 7.3.7 of AIA Document A201–2007 shall have the meanings assigned to them in AIA Document A201–2007 and shall not be modified by Sections 5.1 and 5.2, Sections 6.1 through 6.7, and Section 6.8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

§ 5.3.4 In calculating adjustments to the Guaranteed Maximum Price, the terms "cost" and "costs" as used in the above-referenced provisions of AIA Document A201–2007 shall mean the Cost of the Work as defined in Sections 6.1 to 6.7 of this Agreement and the term "fee" shall mean the Construction Manager's Fee as defined in Section 5.1 of this Agreement.

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§ 5.3.5 If no specific provision is made in Section 5.1.2 for adjustment of the Construction Manager's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Section 5.1.2 will cause substantial inequity to the Owner or Construction Manager, the Construction Manager's Fee shall be equitably adjusted on the same basis that was used to establish the Fee for the original Work, and the Guaranteed Maximum Price shall be adjusted accordingly.

ARTICLE 6 COST OF THE WORK FOR CONSTRUCTION PHASE

§ 6.1 Costs to Be Reimbursed

§ 6.1.1 The term Cost of the Work shall mean costs necessarily incurred by the Construction Manager in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in Sections 6.1 through 6.7.

§ 6.1.2 Where any cost is subject to the Owner's prior approval, the Construction Manager shall obtain this approval prior to incurring the cost. The parties shall endeavor to identify any such costs prior to executing Guaranteed Maximum Price Amendment.

§ 6.2 Labor Costs

§ 6.2.1 Wages of construction workers directly employed by the Construction Manager to perform the construction of the Work at the site or, with the Owner's prior approval, at off-site workshops. Payment Rates for Construction Manager Personnel are provided in Article 11.5. The Owner has reviewed the personnel and trade labor rates listed and hereby confirm its approval and agree to use these payment rates for determining the Cost of the Work. With respect to these personnel, Owner's audit of these rates shall be limited to verifying the hours charged to the project.

§ 6.2.2 Wages or salaries of the Construction Manager's supervisory and administrative personnel where ever stationed when performing services related to the Work. Payment Rates for Construction Manager Personnel are provided in Article 11.5. The Owner has reviewed the personnel and trade labor rates listed and hereby confirm its approval and agree to use these payment rates for determining the Cost of the Work. With respect to these personnel, Owner's audit of these rates shall be limited to verifying the hours charged to the project.

(If it is intended that the wages or salaries of certain personnel stationed at the Construction Manager's principal or other offices shall be included in the Cost of the Work, identify in Section 11.5, the personnel to be included, whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

§ 6.2.3 Wages and salaries of the Construction Manager's supervisory or administrative personnel engaged at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

§ 6.2.4 Costs paid or incurred by the Construction Manager for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Sections 6.2.1 through 6.2.3.

§ 6.2.5 Bonuses, profit sharing, incentive compensation and any other discretionary payments paid to anyone hired by the Construction Manager or paid to any Subcontractor or vendor, with the Owner's prior approval.

§ 6.3 Subcontract Costs

Payments made by the Construction Manager to Subcontractors in accordance with the requirements of the subcontracts.

§ 6.4 Costs of Materials and Equipment Incorporated in the Completed Construction

§ 6.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

§ 6.4.2 Costs of materials described in the preceding Section 6.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner's property at the

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completion of the Work or, at the Owner's option, shall be sold by the Construction Manager. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

§ 6.5 Costs of Other Materials and Equipment, Temporary Facilities and Related Items

§ 6.5.1 Costs of transportation, storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Construction Manager at the site and fully consumed in the performance of the Work. Costs of materials, supplies, temporary facilities, machinery, equipment and tools that are not fully consumed shall be based on the cost or value of the item at the time it is first used on the Project site less the value of the item when it is no longer used at the Project site. Costs for items not fully consumed by the Construction Manager shall mean fair market value.

§ 6.5.2 Rental charges for temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Construction Manager at the site and costs of transportation, installation, minor repairs, dismantling and removal. The total rental cost of any Construction Manager-owned item may not exceed the purchase price of any comparable item. Rates of Construction Manager-owned equipment and quantities of equipment shall be subject to the Owner's prior approval.

§ 6.5.3 Costs of removal of debris from the site of the Work and its proper and legal disposal.

§ 6.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

§ 6.5.5 That portion of the reasonable expenses of the Construction Manager's supervisory or administrative personnel incurred while traveling in discharge of duties connected with the Work.

§ 6.5.6 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, subject to the Owner's prior approval.

§ 6.6 Miscellaneous Costs

§ 6.6.1 Premiums for that portion of insurance and bonds required by the Contract Documents that can be directly attributed to this Contract. Self-insurance for either full or partial amounts of the coverages required by the Contract Documents, with the Owner's prior approval.

§ 6.6.1.1 The Cost of the Work of the General Liability Insurance shall be calculated as a stipulated rate of one and four-tenths percent (1.4%) not subject to audit of the total value of the Contract Sum. The Owner and Construction Manager agree the cost to Construction Manager is difficult to determine with precise mathematical certainty and the rate stipulated herein represents a fair and reasonable approximation of the cost. The Owner and Construction Manager further agree to use the stipulated rate for determining the Cost of the Work.

§ 6.6.1.2 Construction Manger shall enroll this Project into its Construction Manager's Default Insurance Program (the "Sub-Guard Program"). The Sub-Guard Program will provide default insurance for all Subcontractors on the Project. The Construction Manager at its discretion, may elect to exclude Subcontractors from the policy, however, in such instances, the Subcontractor will be required to provide a bond separately. The Cost of the Work of the Sub-Guard Program shall be calculated as a stipulated rate of one and four-tenths percent (1.4%) not subject to audit of the total value of the Contract Sum attributable to subcontracted Work.

§ 6.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work and for which the Construction Manager is liable.

§ 6.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Construction Manager is required by the Contract Documents to pay.

§ 6.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Section 13.5.3 of AIA Document A201–2007 or by other provisions of the Contract Documents, and which do not fall within the scope of Section 6.7.3.

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§ 6.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Construction Manager resulting from such suits or claims and payments of settlements made with the Owner's consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Construction Manager's Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Section 3.17 of AIA Document A201–2007 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.

§ 6.6.6 Costs for electronic equipment and software, directly related to the Work with the Owner's prior approval.

§ 6.6.7 Deposits lost for causes other than the Construction Manager's negligence or failure to fulfill a specific responsibility in the Contract Documents.

§ 6.6.8 Legal, mediation and arbitration costs, including attorneys' fees, other than those arising from disputes between the Owner and Construction Manager, reasonably incurred by the Construction Manager after the execution of this Agreement in the performance of the Work and with the Owner's prior approval, which shall not be unreasonably withheld.

§ 6.6.9 Subject to the Owner's prior approval, expenses incurred in accordance with the Construction Manager's standard written personnel policy for relocation and temporary living allowances of the Construction Manager's personnel required for the Work.

§ 6.7 Other Costs and Emergencies

§ 6.7.1 Other costs incurred in the performance of the Work if, and to the extent, approved in advance in writing by the Owner.

§ 6.7.2 Costs incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.4 of AIA Document A201–2007.

§ 6.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Construction Manager, Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Construction Manager and only to the extent that the cost of repair or correction is not recovered by the Construction Manager from insurance, sureties, Subcontractors, suppliers, or others.

§ 6.7.4 The costs described in Sections 6.1 through 6.7 shall be included in the Cost of the Work, notwithstanding any provision of AIA Document A201–2007 or other Conditions of the Contract which may require the Construction Manager to pay such costs, unless such costs are excluded by the provisions of Section 6.8.

§ 6.8 Costs Not To Be Reimbursed

§ 6.8.1 The Cost of the Work shall not include the items listed below:

- **.1** Salaries and other compensation of the Construction Manager's personnel stationed at the Construction Manager's principal office or offices other than the site office, except as specifically provided in Section 6.2, or as may be provided in Article 11;
- **.2** Expenses of the Construction Manager's principal office and offices other than the site office;
- **.3** Overhead and general expenses, except as may be expressly included in Sections 6.1 to 6.7;
- **.4** The Construction Manager's capital expenses, including interest on the Construction Manager's capital employed for the Work;
- **.5** Except as provided in Section 6.7.3 of this Agreement, costs due to the negligence or failure of the Construction Manager, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable to fulfill a specific responsibility of the Contract;
- **.6** Any cost not specifically and expressly described in Sections 6.1 to 6.7;
- **.7** Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded; and
- **.8** Costs for services incurred during the Preconstruction Phase.

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§ 6.9 Discounts, Rebates and Refunds

§ 6.9.1 Cash discounts obtained on payments made by the Construction Manager shall accrue to the Owner if (1) before making the payment, the Construction Manager included them in an Application for Payment and received payment from the Owner, or (2) the Owner has deposited funds with the Construction Manager with which to make payments; otherwise, cash discounts shall accrue to the Construction Manager. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Construction Manager shall make provisions so that they can be obtained.

§ 6.9.2 Amounts that accrue to the Owner in accordance with the provisions of Section 6.9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

§ 6.10 Related Party Transactions

§ 6.10.1 For purposes of Section 6.10, the term "related party" shall mean a parent, subsidiary, affiliate or other entity having common ownership or management with the Construction Manager; any entity in which any stockholder in, or management employee of, the Construction Manager owns any interest in excess of ten percent in the aggregate; or any person or entity which has the right to control the business or affairs of the Construction Manager. The term "related party" includes any member of the immediate family of any person identified above.

§ 6.10.2 If any of the costs to be reimbursed arise from a transaction between the Construction Manager and a related party, the Construction Manager shall notify the Owner of the specific nature of the contemplated transaction, including the identity of the related party and the anticipated cost to be incurred, before any such transaction is consummated or cost incurred. If the Owner, after such notification, authorizes the proposed transaction, then the cost incurred shall be included as a cost to be reimbursed, and the Construction Manager shall procure the Work, equipment, goods or service from the related party, as a Subcontractor, according to the terms of Sections 2.3.2.1, 2.3.2.2 and 2.3.2.3. If the Owner fails to authorize the transaction, the Construction Manager shall procure the Work, equipment, goods or service from some person or entity other than a related party according to the terms of Sections 2.3.2.1, 2.3.2.2 and 2.3.2.3.

§ 6.11 Accounting Records

The Construction Manager shall keep full and detailed records and accounts related to the cost of the Work and exercise such controls as may be necessary for proper financial management under this Contract and to substantiate all costs incurred. The accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's auditors (if any) shall, during regular business hours and upon reasonable notice, be afforded access to, and shall be permitted to audit and copy, the Construction Manager's records and accounts, including complete documentation supporting accounting entries, books, correspondence, instructions, drawings, receipts, subcontracts, Subcontractor's proposals, purchase orders, vouchers, memoranda and other data relating to this Contract. The Construction Manager shall preserve these records for a period of three years after final payment, or for such longer period as may be required by law. With respect to Article 11.5 Payment Rates for Construction Manager Personnel, the Owners' audit shall be limited to verifying the hours charged to the project.

ARTICLE 7 PAYMENTS FOR CONSTRUCTION PHASE SERVICES

§ 7.1 Progress Payments

§ 7.1.1 Based upon Applications for Payment submitted to the Architect by the Construction Manager and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Construction Manager as provided below and elsewhere in the Contract Documents.

§ 7.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

§ 7.1.3 If an Application for Payment is received by the Architect, payment shall be made by the Owner not later than thirty (30) days after the Architect receives the Application for Payment.
(Federal, state or local laws may require payment within a certain period of time.)

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§ 7.1.4 With each Application for Payment, the Construction Manager shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Construction Manager on account of the Cost of the Work equal or exceed progress payments already received by the Construction Manager, less that portion of those payments attributable to the Construction Manager's Fee, plus payrolls for the period covered by the present Application for Payment.

§ 7.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Construction Manager in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Construction Manager's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Construction Manager's Applications for Payment.

§ 7.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed, or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Construction Manager on account of that portion of the Work for which the Construction Manager has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§ 7.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.9 of AIA Document A201–2007;

.2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

.3 Add the Construction Manager's Fee, less retainage of five percent (5 %). The Construction Manager's Fee shall be computed upon the Cost of the Work at the rate stated in Section 5.1 or, if the Construction Manager's Fee is stated as a fixed sum in that Section, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work bears to a reasonable estimate of the probable Cost of the Work upon its completion;

.4 Subtract retainage of five percent (5 %) from that portion of the Work that the Construction Manager self-performs;

.5 Subtract the aggregate of previous payments made by the Owner;

.6 Subtract the shortfall, if any, indicated by the Construction Manager in the documentation required by Section 7.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's auditors in such documentation; and

.7 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201–2007.

.8 Upon Substantial Completion of the Work, the Construction Manager will be paid all retainage, exclusive of a reasonable estimate of the Work to be completed and one hundred fifty percent (150%) of the value attributable to "punch list" work. As items on the punch list are completed, the Construction Manager will be paid one hundred fifty percent (150%) of their value on the next progress payment.

§ 7.1.8 The Owner and Construction Manager shall agree upon (1) a mutually acceptable procedure for review and approval of payments to Subcontractors and (2) the percentage of retainage held on Subcontracts, and the Construction Manager shall execute subcontracts in accordance with those agreements.

§ 7.1.9 Except with the Owner's prior approval, the Construction Manager shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

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§ 7.1.10 In taking action on the Construction Manager's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Construction Manager and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Section 7.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections; or that the Architect has made examinations to ascertain how or for what purposes the Construction Manager has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's auditors acting in the sole interest of the Owner.

§ 7.2 Final Payment

§ 7.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Construction Manager when

- .1 the Construction Manager has fully performed the Contract except for the Construction Manager's responsibility to correct Work as provided in Section 12.2.2 of AIA Document A201–2007, and to satisfy other requirements, if any, which extend beyond final payment;
- .2 the Construction Manager has submitted a final accounting for the Cost of the Work and a final Application for Payment; and
- .3 a final Certificate for Payment has been issued by the Architect.

The Owner's final payment to the Construction Manager shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

§ 7.2.2 The Owner and/or the Owner's auditors will review and report in writing on the Construction Manager's final accounting within 30 days after delivery of the final accounting to the Architect by the Construction Manager. Based upon such Cost of the Work as the Owner and/or the Owner's auditors report to be substantiated by the Construction Manager's final accounting, and provided the other conditions of Section 7.2.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's auditors, either issue to the Owner a final Certificate for Payment with a copy to the Construction Manager, or notify the Construction Manager and Owner in writing of the Architect's reasons for withholding a certificate as provided in Section 9.5.1 of the AIA Document A201–2007. The time periods stated in this Section supersede those stated in Section 9.4.1 of the AIA Document A201–2007. The Architect is not responsible for verifying the accuracy of the Construction Manager's final accounting.

§ 7.2.3 If the Owner and/or the Owner's auditors report the Cost of the Work as substantiated by the Construction Manager's final accounting to be less than claimed by the Construction Manager, the Construction Manager shall be entitled to request mediation of the disputed amount without seeking an initial decision pursuant to Section 15.2 of A201–2007. A request for mediation shall be made by the Construction Manager within 30 days after the Construction Manager's receipt of a copy of the Architect's final Certificate for Payment. Failure to request mediation within this 30-day period shall result in the substantiated amount reported by the Owner's auditors becoming binding on the Construction Manager. Pending a final resolution of the disputed amount, the Owner shall pay the Construction Manager the amount certified in the Architect's final Certificate for Payment.

§ 7.2.4 If, subsequent to final payment and at the Owner's request, the Construction Manager incurs costs described in Section 6.1.1 and not excluded by Section 6.8 to correct defective or nonconforming Work, the Owner shall reimburse the Construction Manager such costs and the Construction Manager's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Construction Manager has participated in savings as provided in Section 5.2.1, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Construction Manager.

ARTICLE 8 INSURANCE AND BONDS

For all phases of the Project, the Construction Manager and the Owner shall purchase and maintain insurance, and the Construction Manager shall provide bonds as set forth in Article 11 of AIA Document A201–2007.

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(State bonding requirements, if any, and limits of liability for insurance required in Article 11 of AIA Document A201–2007.) Insurance shall be provided by the Construction Manager in accordance with the coverage and in the amounts set forth in the Insurance Certificate provided as follows:

(Table deleted)

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ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 9/15/2016

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	CONTACT NAME: Stephen Turner	
Alliant Insurance Services, Inc. 131 Oliver Street, 4th Floor Boston MA 02110	PHONE (A/C, No, Ext): 617-535-7200	FAX (A/C, No): 617-535-7205
	E-MAIL ADDRESS: sturner@alliant.com	
	INSURER(S) AFFORDING COVERAGE	NAIC #
	INSURER A: Executive Risk Indemnity Inc	35181
INSURED	INSURER B: Federal Insurance Company	20281
Consigli Construction Co., Inc. 15 Franklin Street Portland, ME 04101	INSURER C: Starr Indemnity & Liability Co	38318
	INSURER D: American Guarantee & Liability	26247
	INSURER E:	
	INSURER F:	

COVERAGES **CERTIFICATE NUMBER:** 1890836031 **REVISION NUMBER:**

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	X COMMERCIAL GENERAL LIABILITY	Y		54303025	12/30/2015	12/30/2016	EACH OCCURRENCE	$1,000,000
	CLAIMS-MADE X OCCUR						DAMAGE TO RENTED PREMISES (Ea occurrence)	$100,000
	X Contractual Liab						MED EXP (Any one person)	$5,000
							PERSONAL & ADV INJURY	$1,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER:						GENERAL AGGREGATE	$2,000,000
	POLICY X PRO-JECT X LOC						PRODUCTS - COMP/OP AGG	$2,000,000
	OTHER:						Per occurrence Ded.	$100,000
B	AUTOMOBILE LIABILITY	Y		54303024	12/30/2015	12/30/2016	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
	X ANY AUTO						BODILY INJURY (Per person)	$
	ALL OWNED AUTOS SCHEDULED AUTOS						BODILY INJURY (Per accident)	$
	HIRED AUTOS NON-OWNED AUTOS						PROPERTY DAMAGE (Per accident)	$
								$
C D	UMBRELLA LIAB X OCCUR	Y		1000022394 AEC 0230584-00	12/30/2015 12/30/2015	12/30/2016 12/30/2016	EACH OCCURRENCE	$25,000,000
	X EXCESS LIAB CLAIMS-MADE						AGGREGATE	$25,000,000
	DED RETENTION $							$
B	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N			54303026	12/30/2015	12/30/2016	X PER STATUTE X OTH-ER	
	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) N	N/A					E.L. EACH ACCIDENT	$1,000,000
	If yes, describe under DESCRIPTION OF OPERATIONS below						E.L. DISEASE - EA EMPLOYEE	$1,000,000
							E.L. DISEASE - POLICY LIMIT	$1,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)

Re: Job #1696 - ImmuCell - Mast Out Facility; Project Location: 33 Caddie Lane - Unit 11, Portland, ME 04103.

ImmuCell Corp. is included as Additional Insured as required by written contract and executed prior to a loss, but limited to the operations of the Insured under said contract, with respect to the Automobile, General Liability and Umbrella/Excess Liability policies. Additional Insured status applies for ongoing and completed operations.

CERTIFICATE HOLDER	CANCELLATION
ImmuCell Corp. 56 Evergreen Drive Portland ME 04103	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE Christie Kegan

© 1988-2014 ACORD CORPORATION. All rights reserved.

ACORD 25 (2014/01)

The ACORD name and logo are registered marks of ACORD

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ARTICLE 9 DISPUTE RESOLUTION

§ 9.1 Any Claim between the Owner and Construction Manager shall be resolved in accordance with the provisions set forth in this Article 9 and Article 15 of A201–2007. However, for Claims arising from or relating to the Construction Manager's Preconstruction Phase services, no decision by the Initial Decision Maker shall be required as a condition precedent to mediation or binding dispute resolution, and Section 9.3 of this Agreement shall not apply.

§ 9.2 For any Claim subject to, but not resolved by mediation pursuant to Section 15.3 of AIA Document A201–2007, the method of binding dispute resolution shall be as follows:
(Check the appropriate box. If the Owner and Construction Manager do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.)

[X] Arbitration pursuant to Section 15.4 of AIA Document A201–2007

[ ] Litigation in a court of competent jurisdiction

[ ] Other: *(Specify)*

§ 9.3 Initial Decision Maker
The Architect will serve as the Initial Decision Maker pursuant to Section 15.2 of AIA Document A201–2007 for Claims arising from or relating to the Construction Manager's Construction Phase services, unless the parties appoint below another individual, not a party to the Agreement, to serve as the Initial Decision Maker.
(If the parties mutually agree, insert the name, address and other contact information of the Initial Decision Maker, if other than the Architect.)

N/A

ARTICLE 10 TERMINATION OR SUSPENSION

§ 10.1 Termination Prior to Establishment of the Guaranteed Maximum Price
§ 10.1.1 Prior to the execution of the Guaranteed Maximum Price Amendment, the Owner may terminate this Agreement upon not less than seven days' written notice to the Construction Manager for the Owner's convenience and without cause, and the Construction Manager may terminate this Agreement, upon not less than seven days' written notice to the Owner, for the reasons set forth in Section 14.1.1 of A201–2007.

§ 10.1.2 In the event of termination of this Agreement pursuant to Section 10.1.1, the Construction Manager shall be equitably compensated for Preconstruction Phase services performed prior to receipt of a notice of termination. In no event shall the Construction Manager's compensation under this Section exceed the compensation set forth in Section 4.1.

§ 10.1.3 If the Owner terminates the Contract pursuant to Section 10.1.1 after the commencement of the Construction Phase but prior to the execution of the Guaranteed Maximum Price Amendment, the Owner shall pay to the Construction Manager an amount calculated as follows, which amount shall be in addition to any compensation paid to the Construction Manager under Section 10.1.2:

.1 Take the Cost of the Work incurred by the Construction Manager to the date of termination;
.2 Add the Construction Manager's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Section 5.1 or, if the Construction Manager's Fee is stated as a fixed sum in that Section, an amount that bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion; and
.3 Subtract the aggregate of previous payments made by the Owner for Construction Phase services.

The Owner shall also pay the Construction Manager fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Construction Manager which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Section 10.1.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Construction Manager shall, as a condition of receiving the payments referred to in this Article 10, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Construction Manager, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Construction Manager under such subcontracts or purchase orders. All Subcontracts, purchase orders and rental agreements entered into by the Construction Manager will contain provisions allowing for assignment to the Owner as described above.

If the Owner accepts assignment of subcontracts, purchase orders or rental agreements as described above, the Owner will reimburse or indemnify the Construction Manager for all costs arising under the subcontract, purchase order or rental agreement, if those costs would have been reimbursable as Cost of the Work if the contract had not been terminated. If the Owner chooses not to accept assignment of any subcontract, purchase order or rental agreement that would have constituted a Cost of the Work had this agreement not been terminated, the Construction Manager will terminate the subcontract, purchase order or rental agreement and the Owner will pay the Construction Manager the costs necessarily incurred by the Construction Manager because of such termination.

§ 10.2 Termination Subsequent to Establishing Guaranteed Maximum Price
Following execution of the Guaranteed Maximum Price Amendment and subject to the provisions of Section 10.2.1 and 10.2.2 below, the Contract may be terminated as provided in Article 14 of AIA Document A201–2007.

§ 10.2.1 If the Owner terminates the Contract after execution of the Guaranteed Price Amendment, the amount payable to the Construction Manager pursuant to Sections 14.2 and 14.4 of A201–2007 shall not exceed the amount the Construction Manager would otherwise have received pursuant to Sections 10.1.2 and 10.1.3 of this Agreement.

§ 10.2.2 If the Construction Manager terminates the Contract after execution of the Guaranteed Maximum Price Amendment, the amount payable to the Construction Manager under Section 14.1.3 of A201–2007 shall not exceed the amount the Construction Manager would otherwise have received under Sections 10.1.2 and 10.1.3 above.

§ 10.3 Suspension
The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201–2007. In such case, the Guaranteed Maximum Price and Contract Time shall be increased as provided in Section 14.3.2 of AIA Document A201–2007, except that the term "profit" shall be understood to mean the Construction Manager's Fee as described in Sections 5.1 and 5.3.5 of this Agreement.

ARTICLE 11 MISCELLANEOUS PROVISIONS

§ 11.1 Terms in this Agreement shall have the same meaning as those in A201–2007.

§ 11.2 Ownership and Use of Documents
Section 1.5 of A201–2007 shall apply to both the Preconstruction and Construction Phases.

§ 11.3 Governing Law
Section 13.1 of A201–2007 shall apply to both the Preconstruction and Construction Phases.

§ 11.4 Assignment
The Owner and Construction Manager, respectively, bind themselves, their agents, successors, assigns and legal representatives to this Agreement. Neither the Owner nor the Construction Manager shall assign this Agreement without the written consent of the other, except that the Owner may assign this Agreement to a lender providing financing for the Project if the lender agrees to assume the Owner's rights and obligations under this Agreement. Except as provided in Section 13.2.2 of A201–2007, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

§ 11.5 Other provisions:

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Owner and Construction manager agree to use these payment rates for determining the Cost of the Work as that tern relates to these personnel. With respect to these personnel, Owner's audit shall be limited to verifying the hours charged to the Project.

✔ Project Executive	$140 / hr
✔ Project Manager	$100 / hr
✔ Project Engineer	$75 / hr
✔ General Superintendent	$115 / hr
✔ Project Superintendent	$100 / hr
✔ Assistant Superintendent	$75 / hr
✔ Manager of MEP Services	$95 / hr
✔ Scheduler	$100 / hr
✔ Estimator	$100 / hr
✔ Purchasing Agent	$90 / hr
✔ Safety Officer	$90 / hr
✔ Project Administrator	$65 / hr
✔ Project Accountant	$70 / hr
✔ IT Technician	$80 / hr
✔ BIM Coordinator	$85 / hr
✔ Mason Foreman	$72 / hr
✔ Mason	$65 / hr
✔ Carpenter Foreman	$65 / hr
✔ Carpenter	$60 / hr
✔ Laborer	$50 / hr

ARTICLE 12 SCOPE OF THE AGREEMENT

§ 12.1 This Agreement represents the entire and integrated agreement between the Owner and the Construction Manager and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Construction Manager.

§ 12.2 The following documents comprise the Agreement:

.1 AIA Document A133–2009, Standard Form of Agreement Between Owner and Construction Manager as Constructor where the basis of payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price

(Paragraphs deleted)

This Agreement is entered into as of the day and year first written above.

Elizabeth Williams 27 Sep 2016

OWNER *(Signature)*

Elizabeth Williams –
Vice President, Manufacturing Operations
(Printed name and title)

Michael F. Bigham
President and CEO

9-21-16

CONSTRUCTION MANAGER *(Signature)*

David Thomas –
Project Executive
(Printed name and title)

Init.

/

21

Additions and Deletions Report for
AIA® Document A133™ – 2009

This Additions and Deletions Report, as defined on page 1 of the associated document, reproduces below all text the author has added to the standard form AIA document in order to complete it, as well as any text the author may have added to or deleted from the original AIA text. Added text is shown underlined. Deleted text is indicated with a horizontal line through the original AIA text.

Note: This Additions and Deletions Report is provided for information purposes only and is not incorporated into or constitute any part of the associated AIA document. This Additions and Deletions Report and its associated document were generated simultaneously by AIA software at 13:00:44 on 09/21/2016.

PAGE 1

AGREEMENT made as of the 10th day of August in the year 2016

...

ImmuCell Corp.
56 Evergreen Drive
Portland, ME 04103

...

...

...

Stantec
3 Columbia Circle, Suite 6
Albany, NY 12203-5158

...

Elizabeth Williams
Vice President, Manufacturing Operations
ImmuCell Corp.
56 Evergreen Drive
Portland, ME 04103

...

PAGE 2

Kevin J Merrikin
Managing Principal
Stantec
3 Columbia Circle, Suite 6
Albany, NY 12203-5158

PAGE 3

12 SCOPE OF THE AGREEMENT

~~EXHIBIT A GUARANTEED MAXIMUM PRICE AMENDMENT~~

PAGE 4

§ 2.1.5.1 Based on the preliminary design and other design criteria prepared by the Architect, the Construction Manager shall prepare preliminary estimates of the Cost of the Work or the cost of program requirements using area, volume or similar conceptual estimating techniques for the Architect's review and Owner's approval. If the Architect or Construction Manager ~~suggests~~ suggest alternative materials and systems, the Construction Manager shall provide cost evaluations of those alternative materials and systems.

PAGE 5

The Construction Manager shall exercise reasonable care in preparing schedules and estimates. The Construction Manager, however, does not warrant or guarantee estimates and schedules except as may be included as part of the Guaranteed Maximum Price. The Construction Manager is not required to ascertain that the Drawings and Specifications are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, but the Construction Manager shall promptly report to the Architect and Owner any nonconformity discovered by or made known to the Construction Manager as a request for information in such form as the Architect may require. The Construction Manager has rendered and will render opinions, advice and recommendations to the Owner and the Architect as value engineering in order to help reduce the overall cost. By doing so, the Construction Manager has not assumed any of the duties or obligations of the Owner or Architect with respect to design. The final decision as to the use of any opinions, advice or recommendations supplied by the Construction Manger is, and remains, the responsibility of the Owner and Architect.

...

§ 2.2.4 In preparing the Construction Manager's Guaranteed Maximum Price proposal, the Construction Manager shall include its contingency factor of 3% for the Construction Manager's exclusive use to cover those costs considered reimbursable as the Cost of the Work but not included in a Change Order (the "Construction Contingency"). The Construction Contingency is not allocated to any particular item of the Cost of the Work, and is established for the Construction Manager's exclusive use as may be required for costs incurred in the Work from unforeseen causes or details which should have been anticipated by the Construction Manager at the time of the Owner's approval of the Guaranteed Maximum Price. Such unanticipated causes or details include but are not limited to, refinement of details of design within the scope of standards, quality and quantities which are reasonably inferable from the Guaranteed Maximum Price documents, the correction of minor defects not relating to design, delays in receipt of materials due to the fault of the Construction Manager, corrections in the Work provided the Construction Manager has exhausted all reasonable means to obtain correction of the same from the responsible Subcontractor, labor and material overruns, and additional costs relating to Subcontractor defaults, provided any such default is not due to the Owner's actions or failure to act. In the latter event, the Construction Manager shall be entitled to an appropriate adjustment in the Guaranteed Maximum Price in accordance with the terms of this Agreement. The Construction Manager may utilize the Construction Contingency for any items within the Cost of the Work without the necessity of a Change Order, without constituting a Change in the Work, and without resulting in any change in the Guaranteed Maximum Price. The Construction Manager will review all Construction Contingency expenditures with the Owner. All savings will accrue and be available for use in the same manner as the savings below the established Guaranteed Maximum Price, as it may be adjusted by Change Order.

2

PAGE 6

§ 2.2.8 The Owner shall authorize the Architect to provide the revisions to the Drawings and Specifications to incorporate the agreed-upon agreed-upon assumptions and clarifications contained in the Guaranteed Maximum Price Amendment. The Owner shall promptly furnish those revised Drawings and Specifications to the Construction Manager as they are revised. The Construction Manager shall notify the Owner and Architect of any inconsistencies between the Guaranteed Maximum Price Amendment and the revised Drawings and Specifications.

...

§ 2.2.10 The Date of Commencement shall be fixed in a Notice to Proceed or issuance of all permits necessary for construction, whichever is later. The Date(s) of Substantial Completion of the Work shall be set forth in Exhibit A.

§ 2.2.11 The Construction Manager shall achieve Substantial Completion of the entire Work, or portions thereof as agreed, not later than the Date(s) of Substantial Completion set forth in Exhibit A. In the event that the Construction Manager shall fail to achieve Substantial Completion, subject to extensions of time to which it is entitled, Construction Manager shall be liable to Owner for liquidated damages of $6,000 per calendar day, provided that in no event shall the total amount of liquidated damages exceed an amount equal to the Construction Manager's Fee as set forth in Exhibit A. Recovery of such liquidated damages shall be the Owner's sole and exclusive remedy in the event of the Construction Manager's unexcused delay in achieving Substantial Completion.

PAGE 7

§ 2.3.2.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. If the Subcontract is awarded on a cost-plus cost-plus a fee basis, the Construction Manager shall provide in the Subcontract for the Owner to receive the same audit rights with regard to the Subcontractor as the Owner receives with regard to the Construction Manager in Section 6.11 below.

PAGE 8

§ 3.1.1 The Owner shall provide information with reasonable promptness, regarding requirements for and limitations on the Project, including a written program which shall set forth the Owner's objectives, constraints, and criteria, including schedule, space requirements and relationships, flexibility and expandability, special equipment, systems, systems sustainability and site requirements.

PAGE 9

The Owner shall retain an Architect to provide services, duties, and responsibilities as described in AIA Document B133™ 2014, Standard Form of Agreement Between Owner and Architect, Construction Manager as Constructor Edition. duties and responsibilities as described in an agreement between the Owner and the Architect. The Owner shall provide the Construction Manager a copy of the executed agreement between the Owner and the Architect, and any further modifications to the agreement.

...

Preconstruction services and fees have been accounted for within separate Purchase Orders K14090 dated 06/29/16 and K14281 dated 08/11/16.

§ 4.1.3 If the Preconstruction Phase services covered by this Agreement have not been completed within ( ) months one (1) month of the date of this Agreement, through no fault of the Construction Manager, the Construction Manager's compensation for Preconstruction Phase services shall be equitably adjusted.

...

3

§ 4.2.2 Payments are due and payable upon presentation of the Construction Manager's invoice. Amounts unpaid thirty (30) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Construction Manager.

...

% The prime rate charged by the Bank of America or its successor plus two percent (2%)

...

§ 5.1 For the Construction Manager's performance of the Work as described in Section 2.3, the Owner shall pay the Construction Manager the Contract Sum in current funds. funds for the Construction Manager's performance of the Contract. The Contract Sum is the Cost of the Work as defined in Section 6.1.1 plus the Construction Manager's Fee.

...

The Construction Manager's Fee shall be 3.5% of the total Cost of the Work excluding preconstruction fees.

PAGE 10

Compensation for Change Order adjustments to the Contract Sum above the Guaranteed Maximum Price will include 3.5% Fee, 1.4% General Liability Insurance, and 1.4% Subguard, for a total of 6.3% on the Cost of the Work.

...

20%

§ 5.1.4 Rental rates for Construction Manager-owned equipment shall not exceed one hundred ten percent (110 %) of the standard market rate paid at the place of the Project.

...

§ 5.2.1.1 In the event that the actual Cost of the Work, plus Construction Manager's Fee, is less than the Guaranteed Maximum Price, then Construction Manager and Owner agree that 100% of any such savings below the Guaranteed Maximum Price shall be returned to the Owner. Such savings shall be recognized by Change Order at Substantial Completion of the Work, and approved for payment on the succeeding Application for Payment.

PAGE 11

§ 6.2.1 Wages of construction workers directly employed by the Construction Manager to perform the construction of the Work at the site or, with the Owner's prior approval, at off-site workshops. Payment Rates for Construction Manager Personnel are provided in Article 11.5. The Owner has reviewed the personnel and trade labor rates listed and hereby confirm its approval and agree to use these payment rates for determining the Cost of the Work. With respect to these personnel, Owner's audit of these rates shall be limited to verifying the hours charged to the project.

§ 6.2.2 Wages or salaries of the Construction Manager's supervisory and administrative personnel when stationed at the site with the Owner's prior approval. where ever stationed when performing services related to the Work. Payment Rates for Construction Manager Personnel are provided in Article 11.5. The Owner has reviewed the personnel and trade labor rates listed and hereby confirm its approval and agree to use these payment rates for determining the Cost of the Work. With respect to these personnel, Owner's audit of these rates shall be limited to verifying the hours charged to the project.

PAGE 12

4

§ 6.6.1.1 The Cost of the Work of the General Liability Insurance shall be calculated as a stipulated rate of one and four-tenths percent (1.4%) not subject to audit of the total value of the Contract Sum. The Owner and Construction Manager agree the cost to Construction Manager is difficult to determine with precise mathematical certainty and the rate stipulated herein represents a fair and reasonable approximation of the cost. The Owner and Construction Manager further agree to use the stipulated rate for determining the Cost of the Work.

§ 6.6.1.2 Construction Manger shall enroll this Project into its Construction Manager's Default Insurance Program (the "Sub-Guard Program"). The Sub-Guard Program will provide default insurance for all Subcontractors on the Project. The Construction Manager at its discretion, may elect to exclude Subcontractors from the policy, however, in such instances, the Subcontractor will be required to provide a bond separately. The Cost of the Work of the Sub-Guard Program shall be calculated as a stipulated rate of one and four-tenths percent (1.4%) not subject to audit of the total value of the Contract Sum attributable to subcontracted Work.

PAGE 14

The Construction Manager shall keep full and detailed records and accounts related to the cost of the Work and exercise such controls as may be necessary for proper financial management under this Contract and to substantiate all costs incurred. The accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's auditors (if any) shall, during regular business hours and upon reasonable notice, be afforded access to, and shall be permitted to audit and copy, the Construction Manager's records and accounts, including complete documentation supporting accounting entries, books, correspondence, instructions, drawings, receipts, subcontracts, Subcontractor's proposals, purchase orders, vouchers, memoranda and other data relating to this Contract. The Construction Manager shall preserve these records for a period of three years after final payment, or for such longer period as may be required by law. With respect to Article 11.5 Payment Rates for Construction Manager Personnel, the Owners' audit shall be limited to verifying the hours charged to the project.

...

§ 7.1.3 ~~Provided that an Application for Payment is received by the Architect not later than the day of a month, the Owner shall make payment of the certified amount to the Construction Manager not later than the day of the month.~~ If an Application for Payment is received by the ~~Architect after the application date fixed above,~~ Architect, payment shall be made by the Owner not later than thirty (30) days after the Architect receives the Application for Payment.

PAGE 15

.3 Add the Construction Manager's Fee, less retainage of five percent (5 %). The Construction Manager's Fee shall be computed upon the Cost of the Work at the rate stated in Section 5.1 or, if the Construction Manager's Fee is stated as a fixed sum in that Section, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work bears to a reasonable estimate of the probable Cost of the Work upon its completion;

.4 Subtract retainage of five percent (5 %) from that portion of the Work that the Construction Manager self-performs;

...

.7 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201–2007.

.8 Upon Substantial Completion of the Work, the Construction Manager will be paid all retainage, exclusive of a reasonable estimate of the Work to be completed and one hundred fifty percent (150%) of the value attributable to "punch list" work. As items on the punch list are completed, the Construction Manager will be paid one hundred fifty percent (150%) of their value on the next progress payment.

PAGE 16

Certification of Document's Authenticity

AIA® Document D401™ – 2003

I, David Thomas, hereby certify, to the best of my knowledge, information and belief, that I created the attached final document simultaneously with its associated Additions and Deletions Report and this certification at 13:00:44 on 09/21/2016 under Order No. 6554576646_1 from AIA Contract Documents software and that in preparing the attached final document I made no changes to the original text of AIA® Document A133™ – 2009, Standard Form of Agreement Between Owner and Construction Manager as Constructor where the basis of payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price, as published by the AIA in its software, other than those additions and deletions shown in the associated Additions and Deletions Report.

David Thomas

(Signed)

Project Executive

(Title)

9/21/16

(Dated)

1

CONSIGLI
Est. 1905

MEMO

DATE: September 27, 2016

TO: Elizabeth Williams – ImmuCell Corporation EW

FROM: David Thomas DMT

RE: Exhibit A – Guaranteed Maximum Price Proposal: Section A.2.1

This memorandum serves as clarification regarding the schedule provided in Section A.2.1 of the Guaranteed Maximum Price Proposal dated 08/31/16.

This GMP for Design Packages A & B was established prior to understanding the need for a 09/30/17 target completion for both construction and process work.

Instead of modifying this schedule which was the current understanding at the time of submission on 08/31/16, Consigli will provide an updated schedule within the Design Package C GMP to target a 9/30/17 completion date for both construction and process work.

This upcoming Package C GMP schedule will supersede the schedule provided within Section A.2.1 of this Design Packages A & B GMP.

Consigli Construction Co., Inc. Construction Managers and General Contractors
15 Franklin Street, Portland, Maine 04101 p 207.773.3000 f 207.773.2800 consigli.com

Portland, ME • Milford, MA • Boston, MA • Hartford, CT • Washington DC
An Affirmative Action / Equal Opportunity Employer

Document A133™ – 2009 Exhibit A

Guaranteed Maximum Price Amendment

for the following PROJECT:

(Name and address or location)

Mast Out Facility

33 Caddie Lane — Unit 11 Portland, ME 04103

THE OWNER:

(Name, legal status and address)

ImmuCell Corp.

56 Evergreen Drive

Portland, ME 04103

THE CONSTRUCTION MANAGER:

(Name, legal status and address)

Consigli Construction Co, Inc.

15 Franklin Street

Portland, ME 04101

ARTICLE A.1

§ A.1.1 Guaranteed Maximum Price

Pursuant to Section 2.2.6 of the Agreement, the Owner and Construction Manager hereby amend the Agreement to establish a Guaranteed Maximum Price. As agreed by the Owner and Construction Manager, the Guaranteed Maximum Price is an amount that the Contract Sum shall not exceed. The Contract Sum consists of the Construction Manager's Fee plus the Cost of the Work, as that term is defined in Article 6 of this Agreement.

§ A.1.1.1 The Contract Sum is guaranteed by the Construction Manager not to exceed Four million nine hundred twenty five thousand five hundred sixteen dollars ($ 4,925,516), subject to additions and deductions by Change Order as provided in the Contract Documents.

§ A.1.1.2 Itemized Statement of the Guaranteed Maximum Price. Provided below is an itemized statement of the Guaranteed Maximum Price organized by trade categories, allowances, contingencies, alternates, the Construction Manager's Fee, and other items that comprise the Guaranteed Maximum Price.

(Provide below or reference an attachment.)

Refer to Section A.1.1.2

§ A.1.1.3 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates. If the Contract Documents permit the Owner to accept other alternates subsequent to the execution of this Amendment, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.)

Not Applicable

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

AIA Document A201™ —2007, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

Init. /	AIA Document A133™ — 2009 Exhibit A. Copyright © 1991, 2003 and 2009 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:40:05 on 09/21/2016 under Order No.6554576646_1 which expires on 04/06/2017, and is not for resale.
	User Notes:	(1852520786)

1

§ A.1.1.4 Allowances included in the Guaranteed Maximum Price, if any:

(Identify allowance and state exclusions, if any, from the allowance price.)

(Table deleted)

Refer to Section A.1.1.4

§ A.1.1.5 Assumptions, if any, on which the Guaranteed Maximum Price is based:

Refer to Section A.1.1.5

§ A.1.1.6 The Guaranteed Maximum Price is based upon the following Supplementary and other Conditions of the Contract:

(Table deleted)

Geotechnical Report by SW Cole Engineering dated March 31, 2016

§ A.1.1.7 The Guaranteed Maximum Price is based upon the following Specifications:

(Either list the Specifications here, or refer to an exhibit attached to this Agreement.)

Refer to Section A.1.1.7 & A.1.1.8

(Table deleted)

§ A.1.1.8 The Guaranteed Maximum Price is based upon the following Drawings:

(Either list the Drawings here, or refer to an exhibit attached to this Agreement.)

Refer to Section A.1.1.7 & A.1.1.8

(Table deleted)

§ A.1.1.9 The Guaranteed Maximum Price is based upon the following other documents and information:

(List any other documents or information here, or refer to an exhibit attached to this Agreement.)

AIA Document A133 — 2009 — Agreement between Owner and Construction Manager dated August 10, 2016

AIA Document A201 — 2007 — General Conditions of the Contract for Construction

ARTICLE A.2

§ A.2.1 The anticipated date of Substantial Completion established by this Amendment:

Refer to Section A.2.1

Temporary Certificate of Occupancy =	July 7, 2017
Final Certificate of Occupancy =	January 5, 2018

/s/ Elizabeth Williams	/s/ David Thomas
OWNER (Signature)	CONSTRUCTION MANGER (Signature)

Elizabeth Williams — Vice President	David Thomas — Project Executive
(Printed name and title)	(Printed name and title)

/s/ Michael F. Brigham
(Signature)

Michael F. Brigham — President & CEO
(Printed name and title)

Init. /	AIA Document A133™ — 2009 Exhibit A. Copyright © 1991, 2003 and 2009 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 13:40:05 on 09/21/2016 under Order No.6554576646_1 which expires on 04/06/2017, and is not for resale.
	User Notes:	(1852520786)

2

A.1.1.2 - Estimate Summary	8/31/2016

ImmuCell - Mast Out Facility

GMP - Packages A & B

Description	Takeoff Qty	Total Cost/Unit	Total Amount

A Sitework, Foundations & Below Slab
03-30 CONCRETE			371,717
05-50 MISCELLANEOUS METALS			1,500
06-80 COMPOSITE FABRICATIONS			5,550
07-10 WATERPROOFING			9,000
11-10 LOADING DOCK EQUIPMENT			11,737
22-01 PLUMBING			132,100
26-01 ELECTRICAL			56,064
31-23 SITEWORK			430,382
A Sitework, Foundations & Below Slab			1,018,050

B Superstructure & Shell
03-30 CONCRETE	49,947
04-20 MASONRY	377,485
05-12 STRUCTURAL STEEL	719,371
05-50 MISCELLANEOUS METALS	405,370
07-42 METAL/COMPOSITE PANELS & SIDING	288,620
07-50 MEMBRANE ROOFING	176,680
08-10 DOORS, FRAMES & HARDWARE	58,700
08-36 OVERHEAD DOORS/LOADING DOCK EQUIP	19,250
08-51 METAL WINDOWS	15,800
09-21 DRYWALL	792
13-95 OTHER SPECIAL CONSTRUCTION	18,000
14-40 LIFTS	90,000
B Superstructure & Shell	2,220,015

1696 ImmuCell - GMP Packages A & B.pee	Page 1

A.1.1.2 - Estimate Summary	8/31/2016

ImmuCell - Mast Out Facility

GMP - Packages A & B

Estimate Totals

Description	Amount	Totals	Rate	Cost per Unit
Subtotal	3,238,066	3,238,066		174.79 /SF

Design Contingency Pack. B 5%	111,001			5.99 /SF
SDI (Subcontractor Bonds)	46,887		1.400%	2.53 /SF
Subtotal	157,888	3,395,954		183.32 /SF

Contractor's Contingency	101,879		3.000%	5.50 /SF
General Requirements	279,105			15.07 /SF
General Conditions	834,393			45.04 /SF
Subtotal	1,215,377	4,611,331		248.92 /SF

Builder's Risk Insurance
General Liability Insurance	68,957		1.400%	3.72 /SF
Building Permit	78,665			4.25 /SF
Performance & Payment Bond
Subtotal	147,622	4,758,953		256.89 /SF

Fee	166,563		3.500%	8.99 /SF
Escalation

Total		4,925,516		265.88 /SF

1696 ImmuCell - GMP Packages A & B.pee	Page 2